Exhibit 10.1

AMENDMENT NO. 1 TO

CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE, dated as of September 30, 2025 (this “Amendment”), by and between by Super League Enterprise, Inc., a Delaware corporation (the “Company”) and Yield Point NY, LLC, a New York limited liability company (the “Purchaser”).

W I T N E S S E T H

WHEREAS, on July 10, 2025, the Company and the Purchaser entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company issued that certain Senior Secured Promissory Note in the principal amount of $4,494,381 (the “Note”); and

WHEREAS, the Company and the Purchaser wish to amend the Note on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.         Definitions; References; Continuation of Agreement. Unless otherwise specified or amended herein, each term used herein that is defined in the Note shall have the meaning assigned to such term in the Note. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Note shall from and after the date hereof refer to the Note as amended hereby. Except as amended hereby, all terms and provisions of the Note shall continue unmodified and remain in full force and effect.

2.         Amendment to Definitions. The definition of “Floor Price” set forth in Section 1 of the Note is hereby deleted and replaced in its entirety with the following:

“Floor Price” means $1.19, subject to adjustment for share splits, share dividends, share combinations, recapitalizations or other similar events.

3.         Amendment to Section 4(b). Section 4(b) of the Note is hereby deleted and replaced in its entirety with the following:

“The conversion price for the principal and interest, if any, in connection with voluntary conversions by the Holder shall be $5.95 per share of Common Stock, subject to adjustment herein upon the satisfaction of the requisite conditions for such adjustment (the “Conversion Price”).”

4.         This Amendment does not modify any of the terms of understanding between Company and the Purchaser regarding the terms and conditions of that certain Exchange Agreement (the “Exchange Agreement”), which such Agreement will become effective upon receipt of the approval of the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders.

5.         Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

SUPER LEAGUE ENTERPRISE, INC.

By: /s/ Matt Edelman

         Matt Edelman

  CEO & President

YIELD POINT NY, LLC

By: /s/ Ari Kluger

Ari Kluger
    Authorized Individual

Signature Page to Amendment No. 1 to Senior Convertible Note

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